UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: October 1, 2010

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to a Consulting Agreement dated as of October 1, 2010 between ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”) and JFS Investments under which JFS Investments is to provide certain financial advisory services to the Company on a non-exclusive basis (the “JFS Agreement”), the Company agreed to issue the securities as described below as the sole compensation for those services. The Company will issue an aggregate of up to 144,000 shares of the Company’s common stock as follows: 24,000 shares to JFS Investments and 12,000 shares to Samel, LLC upon the signing of the JFS Agreement and 108,000 shares to be issued at the rate of 8,000 shares to JFS Investments and 4,000 shares to Samel, LLC each month for months four through twelve following the signing of the JFS Agreement if the Agreement is in effect and has not been terminated by the Company as of that time. Pursuant to the JFS Agreement, the Company also granted three-year warrants to purchase 80,000 shares of the Company’s common stock at an exercise price of $1.00 per share to JFS Investments to vest as to 20,000 shares upon issuance and 6,667 shares on the first day of each of the fourth through the eleventh months and 6,664 shares in the twelfth month and 40,000 shares to Samel, LLC to vest as to 10,000 shares upon issuance and 3,333 shares on the first day of each of the fourth through the eleventh months and 3,336 shares in the twelfth month. Pursuant to the JFS Agreement, the Company also granted three-year warrants to purchase 80,000 shares of the Company’s common stock at an exercise price of $2.00 per share to JFS Investments to vest as to 20,000 shares upon issuance and 6,667 shares on the first day of each of the fourth through the eleventh months and 6,664 shares in the twelfth month and 40,000 shares to Samel, LLC to vest as to 10,000 shares upon issuance and 3,333 shares on the first day of each of the fourth through the eleventh months and 3,336 shares in the twelfth month. The vesting of each of the foregoing warrants will terminate in the event the JFS Agreement is terminated by the Company. The foregoing issuances of common stock and warrants were made to accredited investors and are exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for offers and sales that do not involve a public offering.

Pursuant to an agreement dated October 1, 2010 between the Company, and Garden State Securities Inc. (“GSS”) under which GSS. is to provide certain financial advisory services to the Company (the “GSS Agreement”), the Company agreed to issue the securities as described below as the sole compensation for those services. The Company will issue an aggregate of up to 96,000 shares of the Company’s common stock as follows: 24,000 shares to GSS upon the signing of the GSS Agreement and 72,000 shares to be issued at the rate of 8,000 shares for months four through twelve following the signing of the GSS Agreement if the GSS Agreement is in effect and has not been terminated by the Company as of that time. Pursuant to the GSS Agreement, the Company also granted a three-year warrant to purchase 80,000 shares of the Company’s common stock at an exercise price of $1.00 per share to GSS to vest as to 20,000 shares upon issuance and 6,667 shares on the first day of each of the fourth through the eleventh months and 6,664 shares in the twelfth month. Pursuant to the GSS Agreement, the Company also granted a three-year warrant to purchase 80,000 shares of the Company’s common stock at an exercise price of $2.00 per share to vest as to 20,000 shares upon issuance and 6,667 shares on the first day of each of the fourth through the eleventh months and 6,664 shares in the twelfth month. The vesting of each of the foregoing warrants will terminate in the event the GSS Agreement is terminated by the Company. The foregoing issuances of the common stock and warrants were made to an accredited investor and are exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 for offers and sales that do not involve a public offering.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On October 1, 2010, the Company’s independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield”), combined its practice with Marcum LLP (the “Merger”) and began practicing in California and Hong Kong as “MarcumStonefield, a division of Marcum LLP” (“MarcumStonefield”). Accordingly, effective October 1, 2010, Stonefield effectively resigned as the Company’s independent registered public accounting firm and MarcumStonefield became the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

The principal accountant’s reports of Stonefield on the financial statements of the Company as of and for the three years ended December 31, 2009 and for the period from inception of operations (February 24 2004) to December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the three years ended December 31, 2009 and through the effective date of the Merger, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the three years ended December 31, 2009 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the three years ended December 31, 2009 and through October 1, 2010, the effective date of the Merger, the Company did not consult with Marcum LLP or MarcumStonefield with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Stonefield with a copy of the foregoing disclosure and requested Stonefield to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated October 7, 2010, furnished by Stonefield, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Stonefield Josephson, Inc. to the Securities and Exchange Commission dated October 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2010	By:	/S/ MANISH SINGH
	Name:	Manish Singh, Ph.D.
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

16.1	Letter from Stonefield Josephson, Inc. to the Securities and Exchange Commission dated October 7, 2010.